Exhibit 4.1

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS INSTRUMENT NOR THE SECURITIES INTO WHICH THIS INSTRUMENT IS CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT, THE COST OF WHICH SHALL BE BORNE BY THE MAKERS HEREOF; OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

                           CONVERTIBLE PROMISSORY NOTE

Original Principal Amount: $550,000.00                        San Antonio, Texas
Initial Conversion Price: $0.25                                  January 8, 2016

     FOR VALUE RECEIVED, UNIFIED SIGNAL, INC., a Nevada corporation ("UNIFIED"), and TELBILL HOLDINGS, LLC, a Washington limited liability company ("CO-MAKER," and together with Unified, "MAKERS"), each having its principal place of business at 5400 Carillon Point, Building 5000, 4th Floor, Kirkland, Washington 98033, jointly and severally unconditionally promise to pay to the order of GETTYSBURG HOLDINGS, LLC, a Delaware limited liability company ("LENDER"), or its successors and assigns, at 8522 Broadway Street, Suite 209, San Antonio, Texas 78217, or such other place as Lender may designate in writing, in the manner provided hereinafter, the original principal sum of FIVE HUNDRED FIFTY THOUSAND AND NO/100 DOLLARS ($550,000.00) (the "LOAN"), together with interest thereon and increases thereof, each as provided herein.

     1. Definitions. Certain capitalized terms used herein shall have the following meanings:

     (a) "AFFILIATE" means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

     (b) "BANKRUPTCY EVENT" means any of the following events: (i) a Maker or any subsidiary thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar Law of any jurisdiction relating to a Maker or any subsidiary thereof; (ii) there is commenced against a Maker or any subsidiary thereof any such case or proceeding that is not dismissed within sixty (60) days after commencement; (iii) a Maker or any subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (iv) a Maker or any subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within sixty (60) days after such appointment; (v) a Maker or any subsidiary thereof makes a general assignment for the benefit of creditors; (vi) a Maker or any subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or (vii) a Maker or any subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

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     (c) "COLLATERAL"  means the all of the property of Makers,  or any of them, and any other party pledging such property, tangible or intangible, real, personal or mixed, whether now owned or hereafter acquired, and now or hereafter subject to or intended to be subject to the Loan Documents.

     (d) "COMMON STOCK" means the common stock of Unified Signal, Inc., par value $0.001 per share, and any other class of securities into which such securities may be reclassified or changed after the date hereof.

     (e) "CONVERSION AMOUNT" means, on any date, the then outstanding principal balance of the Loan, together with accrued and unpaid interest thereon, and any other amounts owing hereunder or under the other Loan Documents.

     (f) "CONVERSION SHARES" means, collectively, the shares of Common Stock issuable upon conversion of this Note (including all components of the Conversion Amount) in accordance with the terms hereof.

     (g) "GAAP" means generally accepted accounting principles consistently applied.

     (h) "GUARANTOR" means PARIS, HOLT, individually.

     (i) "GUARANTY" means that certain Continuing Guaranty dated of even date herewith by Guarantor.

     (j) "INDEBTEDNESS" means, with respect to any Person: (i) any liabilities for borrowed money or amounts owed in excess of $50,000 in the aggregate (other than trade accounts payable incurred in the ordinary course of business); (ii) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in such Person's consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (iii) the present value of any lease payments aggregating in excess of $50,000 due under leases required to be capitalized in accordance with GAAP.

     (k) "LAW" means any statute, rule, regulation, ordinance or other pronouncement having the effect of law in the United States, any state, county, city or other political subdivision or of any other governmental authority, including, without limitation, the common law.

     (l) "LIEN" means any lien, pledge, hypothecation, mortgage, security interest, collateral assignment, claim, lease, sublease, charge, option, easement, right of way, servitude, adverse claim and demand of every kind, character and description whatsoever.

     (m) "LOAN DOCUMENTS" means this Note, each Security Agreement executed and delivered by Makers, the Guaranty executed and delivered by Guarantor, the
Telspace Assignment and Assumption Agreement, the Mcash Assignment and Assumption Agreement and any and all other documents and instruments executed and delivered to Lender in connection with the Loan and any and all extensions, modifications and renewals thereof.

     (n) "MCASH" means MCASH HOLDINGS, LLC, a Washington limited liability company with its principal address at 5400 Carillon Point, Kirkland, Washington 98033.

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     (o)  "MCASH  ASSIGNMENT  AND  ASSUMPTION   AGREEMENT"  means  that  certain
Assignment and Assumption Agreement with Licensor Consent dated of even date herewith, by and between Co-Maker and Telbill, assigning the Mcash License Agreement to Telbill.

     (p) "MCASH LICENSE AGREEMENT" means that certain Software License Agreement dated February 19, 2013, by and between Co-Maker and Mcash, and all amendments thereto.

     (q) "NOTE" means this Convertible Promissory Note, which evidences the Loan, effective as of the date set forth above, by Makers, payable to the order of Lender.

     (r) "NOTE HOLDER" means Lender and anyone who takes this Note by purchase, assignment or otherwise and who is entitled to receive payments hereunder.

     (s) "OBLIGOR" means Makers, Guarantor and any Person which is or becomes obligated to pay the Loan, whether primarily, as cosigner, surety or otherwise, or has pledged any property as security for the Loan.

     (t) "PERSON" means any natural person, corporation, business trust, association, company, limited liability company, joint venture, partnership or government or any agency or political subdivision thereof.

     (u) "SEC" means the United States Securities and Exchange Commission.

     (v) "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

     (w) "TAX" and "TAXES" means any taxes, charges, fees, levies or other assessments imposed by any governmental authority, whether disputed or not, including, without limitation, income, capital gains, estimated, alternative or add-on minimum, excise, property, sales, transfer, withholding, employment, payroll, gross receipts, windfall profits, license, severance, stamp, occupation, environmental, customs duties, capital stock, value-added and franchise taxes, and including any interest, penalties or additions attributable to or imposed on or with respect to such assessments, as well as any obligation to indemnify or otherwise assume or succeed to the tax liability of any other Person.

     (x) "TELBILL" means TELBILL, LLC, a Washington limited liability company with its principal address at 5400 Carillon Point, Building 5000, 4th Floor, Kirkland, Washington 98033.

     (y) "TELSPACE" means TELSPACE, LLC, a Washington limited liability company with its principal address at 5400 Carillon Point, Kirkland, Washington 98033.

     (z) "TELSPACE ASSIGNMENT AND ASSUMPTION AGREEMENT" means that certain Assignment and Assumption Agreement with Licensor Consent dated of even date herewith, by and between Co-Maker and Telbill, assigning the Telspace License Agreement to Telbill.

     (aa) "TELSPACE LICENSE AGREEMENT" means that certain Software License Agreement dated February 26, 2013, by and between Co-Maker and Telspace, and all amendments thereto.

     (bb) "TRADING DAY" means any day on which the New York Stock Exchange is open for trading.

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     (cc)  "UNIFIED SEC FILINGS"  means all filings made by Unified with the SEC pursuant to the Securities Exchange Act of 1934, as amended.

     2. Interest Rate. The unpaid principal balance of the Loan shall bear interest prior to maturity at the fixed rate of TEN PERCENT (10.0%) per annum. Notwithstanding any provision of this Note, Lender does not intend to charge, and Makers shall not be required to pay, any amount of interest or other charges in excess of the maximum permitted by applicable Law. Makers agree that during the full term hereof, the maximum lawful interest rate for this Note as determined under Texas Law shall be the indicated rate ceiling as specified in Chapter 303 of the Texas Finance Code, as amended, and Chapter 1D of the Texas Credit Title, as amended. Further, to the extent that any other lawful rate ceiling exceeds the rate ceiling so determined then the higher rate ceiling shall apply. Any payment in excess of such maximum shall be refunded to Makers or credited against principal, at the option of Note Holder. Interest shall be computed on the basis of a 360-day year and the actual number of days elapsed. Any amounts of principal which are not paid when due under this Note shall continue to bear interest until paid.

     3. Advance of Additional Funds. Lender may advance additional funds hereunder (over and above the original principal amount of the Loan) in order to fund the premiums on the Insurance Policies (as defined below) to be obtained by Unified in accordance with Section 8(d) hereof. Such additional funds advanced by Lender shall be added to the outstanding principal balance of the Loan, and shall bear interest at the rate and in accordance with the terms set forth herein. All references herein and in the other Loan Documents to the "Loan" shall include amounts advanced pursuant to this Section 3. Lender, in its sole discretion, shall have the right to determine whether and in what amount to advance additional funds hereunder, and any determination by Lender not to advance the full amount of the premiums on the Insurance Policies shall not affect Makers' or any other Obligors' obligations hereunder or under the other Loan Documents.

     4. Payments. All payments received hereunder shall first be applied to the payment of any expense or charges payable hereunder or under any of the other Loan Documents, then to accrued and unpaid interest, with the balance applied to principal, or in such other order as Note Holder shall determine in its sole discretion. No payments of principal or accrued and unpaid interest shall be due and payable until JULY 8, 2016 (the "MATURITY DATE"), at which time the entire outstanding principal balance of the Loan, together with all accrued and unpaid interest thereon, and any other unpaid amounts advanced or incurred by Lender, shall be finally due and payable in full. Amounts due under this Note may be prepaid at any time, in whole or in part, without penalty.

     5. Conversion. The conversion rights set forth herein shall remain in full force and effect immediately from the date hereof and until the Note is paid in full, regardless of the occurrence of an Event of Default (as defined below).

     (a) Voluntary Conversion. At any time or times on or after the date hereof, Note Holder shall be entitled to convert any portion of the Conversion Amount into fully paid and nonassessable shares of Common Stock in accordance with
Section 5(c), at the Conversion Price. Note Holder shall effect conversions by delivering to Makers a Notice of Conversion, the form of which is attached hereto as ANNEX A (each, a "NOTICE OF CONVERSION"), specifying therein the principal amount of this Note (and any other components of the Conversion Amount) to be converted and the date on which such conversion shall be effected (such date, the "CONVERSION DATE"). If no Conversion Date is specified in a

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
Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is deemed delivered hereunder. To effect conversions hereunder, Note Holder shall not be required to physically surrender this Note to Makers unless the entire principal amount of this Note has been so converted. Conversions hereunder shall have the effect of lowering the outstanding principal amount of this Note (and, as applicable, any other components of the Conversion Amount) in an amount equal to the principal amount converted (or, in the case of such other components of the Conversion Amount, in the amounts converted, as applicable). Note Holder and Makers shall maintain records showing the Conversion Amount(s) (and the components thereof) converted and the date of such conversion(s).
Makers may deliver an objection to any Notice of Conversion within two (2) Business Days of delivery of such Notice of Conversion. In the event of any dispute or discrepancy, the records of Note Holder shall be controlling and determinative in the absence of manifest error. NOTE HOLDER, AND ANY ASSIGNEE BY ACCEPTANCE OF THIS NOTE, ACKNOWLEDGE AND AGREE THAT, BY REASON OF THE PROVISIONS OF THIS PARAGRAPH, FOLLOWING CONVERSION OF A PORTION OF THIS NOTE, THE UNPAID AND UNCONVERTED PRINCIPAL AMOUNT OF THIS NOTE MAY BE LESS THAN THE AMOUNT STATED ON THE FACE HEREOF.

     (b) Conversion Price. The conversion price for the Conversion Amount in connection with voluntary conversions by Note Holder for a single share of Common Stock shall be the lowest of (i) $0.25; or (ii) after the occurrence of an Event of Default, one-half (1/2) of the Conversion Price in effect immediately prior to the occurrence of the Event of Default or, if lower, the volume weighted average price, as determined by Note Holder in its reasonable discretion, on the date immediately preceding the Event of Default, subject to adjustment herein (the "CONVERSION PRICE").

     (c) Mechanics of Conversion.

     (i) Conversion Shares Issuable Upon Conversion. The number of Conversion Shares issuable upon a conversion hereunder shall be determined by the quotient obtained by dividing (x) the Conversion Amount to be converted by (y) the Conversion Price.

     (ii) Delivery of Certificate Upon Conversion. Not later than three (3) Trading Days after each Conversion Date (the "SHARE DELIVERY DATE"), Unified shall deliver, or cause to be delivered, to Note Holder a certificate or certificates representing the Conversion Shares which, on or after the earlier of (i) the six (6) month anniversary of the date of this Note; or (ii) the effective date of a registration statement including such Conversion Shares, shall be free of restrictive legends and trading restrictions representing the number of Conversion Shares being acquired upon the conversion of this Note. If required by the transfer agent in connection with a request to issue Conversion Shares free of restrictive legend and trading restrictions as contemplated by the preceding sentence, Unified will promptly provide the transfer agent a legal opinion of counsel to Unified in form and substance acceptable to the transfer agent to permit such issuance. Without limiting Unified's obligation to provide any such required legal opinion or liability for failing to timely do so, and without imposing any obligation on Note Holder, if Unified fails to do provide such legal opinion, Unified authorizes and shall authorize the transfer agent to accept such legal opinion from such legal counsel as shall be selected by Note Holder in its sole and absolute discretion and the cost of which legal opinion shall be borne by Unified. On or after the earlier of (i) the six (i) month anniversary of the date of this Note; or (ii) the effective date of a registration statement including such Conversion Shares, Unified shall deliver any certificate or certificates required to be delivered by Unified under this

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Section 5(c)  electronically  through the  Depository  Trust Company  ("DTC") or another established clearing corporation performing similar functions, provided the Common Stock is DTC eligible and the transfer agent participates in the Deposit Withdrawal at Custodian ("DWAC") system. Such delivery must be made on or before the Share Delivery Date.

     (iii) Failure to Deliver Certificates. If, in the case of any Notice of Conversion, such certificate or certificates are not delivered to or as directed by Note Holder by the Share Delivery Date, Note Holder shall be entitled to elect by written notice to Unified at any time on or before its receipt of such certificate or certificates, to rescind such Conversion, in which event Unified shall promptly return to Note Holder this Note and Note Holder shall promptly return to Unified the Common Stock certificates issued to Note Holder pursuant to the rescinded Conversion Notice.

     (iv) Obligation Absolute; Partial Liquidated Damages. Unified's obligations to issue and deliver the Conversion Shares (or, in the case of Co-Maker, to cause the issuance and delivery of the Conversion Shares) upon conversion of this Note in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by Note Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by Note Holder or any other Person of any obligation to a Maker or any violation or alleged violation of Law by Note Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of a Maker to Note Holder in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by Makers of any such action a Maker may have against Note Holder. In the event Note Holder shall elect to convert any or all of the Conversion Amount, Makers may not refuse conversion based on any claim that Note Holder or anyone associated or affiliated with Note Holder has been engaged in any violation of Law, agreement or for any other reason, unless an injunction from a court, on notice to Note Holder, restraining and or enjoining conversion of all or part of this Note shall have been sought and obtained, and Makers post a surety bond for the benefit of Note Holder in the amount of one hundred fifty percent (150%) of the Conversion Amount of this Note, which is subject to the injunction, which bond shall remain in effect until the resolution of the underlying dispute and the proceeds of which shall be payable to Note Holder to the extent it obtains judgment. In the absence of such injunction, Unified shall issue (or in the case of Co-Maker, cause to be issued) Conversion Shares or, if applicable, pay cash, upon a properly noticed conversion. If Makers fail for any reason to deliver to Note Holder such certificate or certificates pursuant to Section 5(c)(ii) by the Share Delivery Date, Makers shall pay to Note Holder, in cash, as liquidated damages and not as a penalty, for each $1,000 of Conversion Shares being converted (based on the higher of the Conversion Price or volume weighted average price on the Share Delivery Date), $100 per Trading Day for each Trading Day after such Share Delivery Date until such certificates are delivered or Note Holder rescinds such conversion; provided that if such certificate(s) are delivered to Note Holder within seven (7) calendar days of the Conversion Date, no such amounts shall accrue in respect of such failure to timely deliver such certificate(s). Such amounts shall be due and payable immediately. Nothing herein shall limit Note Holder's right to pursue actual damages or declare an Event of Default under this Note or the other Loan Documents for Unified's failure to deliver Conversion Shares within the period specified herein and Note Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance

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and/or  injunctive  relief (it being  understood  that Makers waive any right or requirement for the posting of a bond in connection with any such action for specific performance or injunctive relief). The exercise of any such rights shall not prohibit Note Holder from seeking to enforce damages pursuant to any other provision hereof or under applicable Law.

     (v) Compensation for Buy-In on Failure to Timely Deliver Certificates Upon Conversion. In addition to any other rights available to Note Holder, if Unified fails for any reason to deliver to Note Holder such certificate or certificates by the Share Delivery Date pursuant to Section 5(c)(ii), and if after such Share Delivery Date Note Holder is required by its brokerage firm to purchase (in an open market transaction or otherwise), or Note Holder or Note Holder's brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by Note Holder of the Conversion Shares which Note Holder was entitled to receive upon the conversion relating to such Share Delivery Date (a "BUY-IN"), then Makers shall (A) pay in cash to Note Holder (in addition to any other remedies available to or elected by Note Holder) the amount, if any, by which
(x) Note Holder's total purchase price (including any brokerage commissions) for the Common Stock so purchased exceeds (y) the product of (1) the aggregate number of shares of Common Stock that Note Holder was entitled to receive from the conversion at issue multiplied by (2) the actual sale price at which the sell order giving rise to such purchase obligation was executed (including any brokerage commissions); and (B) at the option of Note Holder, either reissue (if surrendered) this Note in a principal amount equal to the principal amount of the attempted conversion (in which case such conversion shall be deemed rescinded) or deliver to Note Holder the number of shares of Common Stock that would have been issued if Unified had timely complied with its delivery requirements under Section 5(c)(ii). By way of example, if Note Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of this Note with respect to which the actual sale price of the Conversion Shares (including any brokerage commissions) giving rise to such purchase obligation was a total of $10,000 under clause (A) of the immediately preceding sentence, Makers shall be required to pay the Holder $1,000. Note Holder shall provide Makers written notice indicating the amounts payable to Note Holder in respect of the Buy-In and, upon request of Makers, evidence of the amount of such loss. Nothing herein shall limit Note Holder's right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to Unified's failure to timely deliver certificates representing shares of Common Stock upon conversion of this Note as required pursuant to the terms hereof.

     (vi) Reservation of Shares Issuable Upon Conversion. Unified covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of this Note as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than Note Holder, not less than such aggregate number of shares of the Common Stock as shall be issuable upon the conversion of the then outstanding principal amount of this Note and interest which has accrued and would accrue on such principal amount, assuming such principal amount was not converted through the Maturity Date, as well as upon conversion of any other amounts owed hereunder or under the other Loan Documents. Unified covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable.

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     (vii)  Fractional  Shares.  No  fractional  shares  or  scrip  representing fractional shares shall be issued upon the conversion of this Note. As to any fraction of a share which Note Holder would otherwise be entitled to purchase upon such conversion, Makers shall at their election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share.

     (viii) Transfer Taxes and Expenses. The issuance of certificates for shares of the Common Stock on conversion of this Note shall be made without charge to Note Holder for any documentary stamp or similar Taxes that may be payable in respect of the issue or delivery of such certificates, provided that, Unified shall not be required to pay any Tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of Note Holder so converted. Unified shall pay all transfer agent fees required for same-day processing of any Notice of Conversion.

     (d) Certain Adjustments.

     (i) Stock  Dividends and Stock Splits.  If Unified,  at any time while this
Note is outstanding: (A) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any Common Stock equivalents (which, for avoidance of doubt, shall not include any shares of Common Stock issued by Unified upon conversion of the Notes); (B) subdivides outstanding shares of Common Stock into a larger number of shares;
(C) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares; or (D) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Company, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of Unified) outstanding immediately before such event, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to this Section 5(d) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

     (ii) Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 5(d)(i) above, if, at any time while any amounts owing under this Note or the other Loan Documents remains outstanding, Unified grants, issues or sells any Common Stock equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the "PURCHASE RIGHTS"), then Note Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which Note Holder could have acquired if Note Holder had held the number of shares of Common Stock acquirable upon complete conversion of this Note immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

     (iii) Pro Rata Distributions. During such time as this Note is outstanding, if Unified shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a "DISTRIBUTION"), at any time after the issuance of this Note, then, in each such case, Note Holder shall be entitled to participate in such Distribution to the same extent that Note Holder would have participated therein if Note Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Note immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution.

     (iv) Fundamental Transaction. If, at any time while this Note is outstanding, (A) Unified, directly or indirectly, in one or more related transactions effects any merger or consolidation of Unified with or into another Person; (B) Unified, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions; (C) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by Unified or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of fifty percent (50%) or more of the outstanding Common Stock; (D) Unified, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property; or (E) Unified, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than fifty percent (50%) of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a "FUNDAMENTAL TRANSACTION"), then, upon any subsequent conversion of this Note, Note Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the number of shares of Common Stock of the successor or acquiring corporation or of Unified, if it is the surviving corporation, and any additional consideration (the "ALTERNATE CONSIDERATION") receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Note is convertible immediately prior to such Fundamental Transaction. For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one (1) share of Common Stock in such Fundamental Transaction, and Unified shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then Note Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Note following such Fundamental Transaction. Unified shall cause any successor entity in a Fundamental Transaction in which Unified is not the survivor (the "SUCCESSOR ENTITY") to assume in writing all of the obligations of Makers under this Note and the other Loan Documents in accordance with the provisions of this Section
5(d)(iv) pursuant to written agreements in form and substance reasonably satisfactory to Note Holder and approved by Note Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of Note Holder, deliver to Note Holder in exchange for this Note a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Note which is convertible for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon conversion of this Note prior to such Fundamental Transaction, and with a conversion price which applies the conversion price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such conversion price being for the purpose of protecting the economic value of this
Note immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to Note Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Note and the other Loan Documents referring to "Unified" shall refer instead to the Successor Entity), and may exercise every right and power of Unified and shall assume all of the obligations of Unified under this Note and the other Loan Documents with the same effect as if such Successor Entity had been named as Unified herein.

     (v) Subsequent Equity Sales. If, at any time while this Note is outstanding, Unified or any subsidiary thereof, as applicable, sells or grants any option to purchase or sells or grants any right to reprice, or otherwise disposes of or issues (or announces any sale, grant or any option to purchase or other disposition), any Common Stock or Common Stock equivalents entitling any Person to acquire shares of Common Stock at an effective price per share that is lower than the then Conversion Price (such lower price, the "BASE CONVERSION PRICE" and such issuances, collectively, a "DILUTIVE ISSUANCE") (if the holder of the Common Stock or Common Stock equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share that is lower than the Conversion Price, such issuance shall be deemed to have occurred for less than the Conversion Price on such date of the Dilutive Issuance), then the Conversion Price shall be reduced to equal the Base Conversion Price. Such adjustment shall be made whenever such Common Stock or Common Stock equivalents are issued. Notwithstanding the foregoing, no adjustment will be made under this Section 5(d)(v) in respect of an exempt issuance. If Unified enters into a variable rate transaction, Unified shall be deemed to have issued Common Stock or Common Stock equivalents at the lowest possible conversion price at which such securities may be converted or exercised. Unified shall notify Note Holder in writing, no later than the Trading Day following the issuance of any Common Stock or Common Stock equivalents subject to this Section 5(d)(v), indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the "DILUTIVE ISSUANCE NOTICE"). For purposes of clarification, whether or not Unified provides a Dilutive Issuance Notice pursuant to this Section 5(d)(v), upon the occurrence of any Dilutive Issuance, Note Holder is entitled to receive a number of Conversion Shares based upon the Base Conversion Price on or after the date of such Dilutive Issuance, regardless of whether Note Holder accurately refers to the Base Conversion Price in the Notice of Conversion.

     (vi) Calculations. All calculations under this Section 5(d) shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 5(d), the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding any treasury shares of Unified) issued and outstanding.

     (vii) Notice to Note Holder.

     (A) Adjustment to Conversion Price. Whenever the Conversion Price is adjusted pursuant to any provision of this Section 5(d), Unified shall promptly deliver to Note Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

     (B) Notice to Allow Conversion by Holder. If (1) Unified shall declare a dividend (or any other distribution in whatever form) on the Common Stock; (2) Unified shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock; (3) Unified shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights; (4) the approval of any stockholders of Unified shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which Unified is a party, any sale or transfer of all or substantially all of the assets of Unified, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; or (5) Unified shall authorize its voluntary or involuntary dissolution, liquidation or winding up of its affairs, then, in each case, Makers shall cause to be filed at each office or agency maintained for the purpose of conversion of this Note, and shall cause to be delivered to Note Holder at its address set forth herein, at least twenty
(20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined; or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice. To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding Unified or any of its subsidiaries, Unified shall simultaneously file such notice with the SEC pursuant to a Current Report on Form 8-K. Note Holder shall remain entitled to convert this Note during the 20-day period commencing on the date of such notice through the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

     6. Security. The Loan evidenced by this Note is secured by, among other things, the Loan Documents. This Note shall evidence, and the Loan Documents shall secure, the indebtedness described herein and any further loans or advances that may be made to or on behalf of Makers by Note Holder at any time or times hereafter under the Loan Documents, and any such loans or advances shall be added to the Indebtedness evidenced by this Note, and shall bear interest at the applicable rates specified herein, unless a greater rate of interest is specified in any other note or evidence of Indebtedness relating to such other loan or advance.

     7. Representations and Warranties. Makers each hereby jointly and severally represent and warrant to Note Holder that as of the date hereof and after giving effect to the Loan:

     (a) Organization; Authorization; Power and Authority. Each Maker is duly organized, validly existing and in good standing under the laws of the state in which it is organized. Each Maker has all requisite power and authority to (i) execute and deliver this Note and the other Loan Documents, and perform all of their respective obligations hereunder and thereunder; and (ii) own its properties and carry on its business as now presently conducted and as planned to be conducted.

     (b) Validity of Loan Documents. The Loan, as evidenced by this Note and secured by the Loan Documents, constitutes the legal, valid and binding obligation of Makers, enforceable against Makers in accordance with the terms thereof, except to the extent such enforceability may be limited by (i) any applicable liquidation, conservatorship, bankruptcy, moratorium, insolvency, reorganization or similar Laws affecting the rights and remedies of creditors generally; and (ii) general principles of equity. The Loan is secured by valid, perfected and enforceable first priority Liens in and to all of the Collateral. The execution and delivery of this Note and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby: (A) have been duly and validly authorized and approved by all necessary corporate action of each Maker; (B) do not violate Makers' organizational documents or any applicable Laws, court orders or decrees to which any Maker or its properties is bound; (C) do not and will not, with or without the giving of notice or the passage of time, or both, violate, constitute a breach of, conflict with or result in the creation or imposition of any Lien or give rise to any right of termination, cancellation or acceleration under any note, bond, mortgage, indenture or other agreement to which any Maker or its properties is bound.

     (c) Other Indebtedness. Except as previously disclosed to Note Holder in writing and other than the Indebtedness created by this Note, Makers have no Indebtedness, except for (i) accounts payable, trade payables, Taxes and similar short-term liabilities incurred in the ordinary course of business; and (ii) obligations under existing leases of real or personal property used in the ordinary course of business.

     (d) Accuracy of Financial Information. All financial and other information and documentation relating thereto submitted to Lender in connection with the Loan is true, correct and complete as of the dates set forth therein, and there has been no material adverse change in Makers' financial condition since the date(s) of such documents.

     (e) No  Default  or Event of  Default.  No  default  by  Makers or Event of
Default has occurred and is continuing, or will occur immediately after the consummation of the transactions contemplated hereby.

     (f) Consents and Approvals. Except as otherwise provided below, no consent, approval, authorization, license, order or permit of, or declaration, registration or filing with, or notification to, any governmental authority or any other Person, is required in connection with the execution, delivery and performance of this Note and the other Loan Documents by Makers, the consummation of the transactions contemplated hereby or thereby, or the pledge of the Collateral in accordance with the terms hereof and thereof. Notwithstanding the foregoing Makers shall use their commercial best efforts to obtain as promptly as possible the consents described in Section 8(i) hereof.

     (g) Asset Ownership. Makers have good and indefeasible title, free and clear of all Liens, except for the Liens created by the Loan Documents, to all of its properties and assets, including, without limitation, all Collateral, and, except as otherwise disclosed to Lender in writing, no Person other than Makers have any right, title or interest in or to any of the Collateral, including, without limitation, Telspace or Mcash. All Collateral is in good operating condition and repair.

     (h) Litigation. Except as previously disclosed in the Unified SEC Filings, there are no claims, actions, suits or proceedings pending, or, to Makers' knowledge, threatened against any Maker, affecting the Collateral or that could prevent, materially delay or otherwise negatively impact Makers' ability to perform their respective obligations under this Note and the other Loan Documents, whether at law or in equity, or before any governmental authority.

     (i) Taxes. Makers have timely paid to the appropriate taxing authorities all Taxes due or claimed to be due from it by any governmental authority. There are no Liens for Taxes (other than for Taxes not yet due and payable) upon any of the properties or assets of Makers, including, without limitation, the Collateral. There is no examination or proceeding pending or, to Makers' knowledge, threatened by any taxing authority relating to the assessment or collection of, or any delinquencies in filing related to, any Taxes from any Maker, nor is there any basis for any such assessment or collection.

     (j) Compliance with Laws. Makers are in compliance with all Laws applicable to their respective properties, assets, operations, business and finances, and hold all licenses, certificates, permits, authorizations and rights from all appropriate governmental authorities for the conduct of their business. All such licenses, certificates, permits, authorizations and rights are in full force and effect, and no proceeding is pending, or, to the knowledge of Makers, threatened against any Maker wherein the remedy sought is the revocation or limiting of any such license, certificate, permit, authorization or right, and there is no basis or grounds for any such revocation or limitation.

     (k) No Material Adverse Change. There has been no material adverse change with respect to any Maker or the Collateral which would be inconsistent with any financial or other information provided to Lender in connection with the Loan, nor, to Makers knowledge, is any such material adverse change threatened, nor has there been any damage, destruction or loss which to any property or asset of any Maker which could result in any such material adverse change. To Makers' knowledge, no event has occurred that has or would, with the passage of time, reasonably be expected to cause any such material adverse change.

     (l) Purpose of Loan. Makers have requested the Loan for business, commercial, investment or other similar purposes, specifically for the purchase of prepaid debit card stock and SIM card stock; provided, however, that Makers may use a total of $75,000 of the Loan proceeds for working capital purposes or the repayment of certain Indebtedness, in the reasonable discretion of Makers.

     (m) Full Disclosure. No representation or warranty contained in this Note or the other Loan Documents, nor any written statement, exhibit or schedule furnished in connection with the transactions contemplated hereby or thereby, contains any untrue statement of a material fact or omits any material fact necessary to make the statements contained therein, in light of the circumstances under which it was made, not misleading.

     8. Covenants. Until the Loan and all other amounts owing under this Note and other Loan Documents are paid in full, Makers each hereby covenant and agree as follows:

     (a) Use of Proceeds. Makers shall use the Loan proceeds only for the purposes set forth in Section 7(l) hereof.

     (b) Existence and Business Continuity. Unified shall at all times (i) maintain its existence in the state in which it is organized; and (ii) obtain, preserve and maintain in good standing all rights, privileges and franchises necessary or desirable for the conduct of Unified's business as presently conducted and proposed to be conducted. In the event Co-Maker is not voluntarily dissolved prior to the payment of all amounts owing on the Loan, Co-Maker shall also comply with the foregoing covenants set forth in this Section 8(b). If Co-Maker is voluntarily dissolved, Co-Maker or Unified shall promptly thereafter provide evidence thereof reasonably satisfactory to Note Holder.

     (c) Compliance with Laws. Makers shall comply with all Laws applicable to their respective properties, assets, operations, business and finances, including all building restrictions and recorded covenants and restrictions affecting the Collateral. Makers shall continue to hold and maintain in full force and effect all licenses, certificates, permits, authorizations and rights from all appropriate governmental authorities and other Persons, including, without limitation, Telbill, Telspace and Mcash, for the conduct of their business.

     (d) Insurance. Unified shall use its commercial best efforts to obtain as promptly as possible the following policies of insurance (the "INSURANCE POLICIES"):

     (i)  Products or services financial injury (errors and omissions);

     (ii) Intellectual property infringement injury (cyber liability);

     (iii) Privacy and information security injury; and

     (iv) Such other insurance as Note Holder in its reasonable judgment may require.

     Limits of liability for the Insurance Policies shall be not less than $1,000,000 general aggregate. All Insurance Policies must be issued by companies approved by Note Holder and otherwise be acceptable to Note Holder as to amounts, forms, risk coverages and deductibles. All Insurance Policies shall contain a waiver of subrogation endorsement in favor of Lender. Lender shall be added to all such Insurance Policies as an additional insured (without condition or cost to Lender), and contain a thirty (30) day notice of cancellation provision requiring notice to Lender.

     Notwithstanding the provisions of Section 10 hereof, it shall be an Event of Default if Makers shall suffer any catastrophic loss or other material damage to the Collateral that would have been covered under one or more of the Insurance Policies but for the fact that Unified did not obtain the Insurance Policies prior to such loss.

     (e) Costs and Expenses. Makers shall pay when due all costs and expenses required by applicable Law, this Note and the other Loan Documents.

     (f) Maintenance of Assets. Makers shall at all times maintain the Collateral in good condition and repair, ordinary wear and tear excepted. Except with Note Holder's prior written consent, Makers shall not:

     (i) Sell, assign, lease, transfer or otherwise dispose of any part of any Maker's business or assets, except in the ordinary course of business;

     (ii) Sell, assign, lease, transfer or otherwise dispose of any assets for less than fair market value, or enter into an agreement to do so; or

     (iii) Enter into any sale and leaseback agreement covering any of its fixed assets.

     (g) Access to Books and Records. Makers shall maintain adequate books and records and allow Note Holder and its representatives reasonable access to its personnel, books and records, and allow Note Holder, at Makers' expense, to inspect, audit and examine such records and make extracts therefrom and copies thereof.

     (h) Notices. Makers shall deliver to Note Holder, in reasonable detail and in form reasonably acceptable to Note Holder, as soon as possible, and, in any event, within five (5) Business Days after any Maker receives notice or knowledge thereof or learns facts which would lead a reasonable Person to undertake diligent inquiry with respect thereto, a report or statement executed by a senior officer of Unified with respect to:

     (i) The occurrence of an Event of Default or any event which, upon the giving of notice or lapse of time or both, may become an Event of Default, and any action taken or contemplated by any Maker with respect thereto; and

     (ii) The existence or change in status of any pending or threatened litigation with any third party or administrative proceedings before or investigations by any government authority against or affecting any Maker or the Collateral; and

     (i) Consents by Telspace and Mcash. Makers shall use their commercial best efforts to obtain as promptly as possible (i) the written consent of Telspace to the Telspace Assignment and Assumption Agreement in substantially the form set forth as ANNEX A thereto; and (ii) the written consent of Mcash to the Mcash Assignment and Assumption Agreement in substantially the form set forth as ANNEX A thereto.

     (i) No Substantial Change in Unified. Without the prior written consent of Note Holder, Unified shall not (i) make any change in the present executive or senior management personnel of Unified; (ii) cause, permit or suffer any change in the capital ownership of Unified; (iii) engage in any business activities substantially different than those presently conducted by Unified; (iv) enter into any consolidation, merger or other combination or change of control, or become a partner in a partnership, a member in a joint venture or member in a limited liability company; (v) change its fiscal year; or (vi) or liquidate or dissolve Unified's business.

     9. Negative Covenants. As long as any amounts owing under the Note or the other Loan Documents remain outstanding, unless Note Holder shall have otherwise given prior written consent, each Maker shall not, and shall not permit any of its subsidiaries or Affiliates to, directly or indirectly:

     (a) Enter into, create, incur, assume, guarantee or suffer to exist any Indebtedness for borrowed money of any kind, including, but not limited to, a guarantee, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom, except for accounts payable, trade payables, Taxes and similar short-term liabilities incurred in the ordinary course of business; provided, however, that in the event Lender or an affiliate thereof does not provide financing of an inventory facility as contemplated by the parties, Note Holder shall waive this provision to the extent necessary to enable Makers to obtain debt financing of up to $4,100,000 for the same purposes on terms and conditions reasonably acceptable to Note Holder;

     (b) Except as otherwise contemplated herein, enter into, create, incur, assume or suffer to exist any Liens of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

     (c) Amend its charter documents, including, without limitation, its certificate of incorporation and bylaws, in any manner that materially and adversely affects any rights of Note Holder;

     (d) Repay, repurchase or offer to repay, repurchase or otherwise acquire any shares of its Common Stock or Common Stock equivalents other than as to the Conversion Shares to the extent permitted or required under the Loan Documents;

     (e) Redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Indebtedness (other than this Note), whether by way of payment in respect of principal of (or premium, if any) or interest on, such Indebtedness;

     (f) Declare or make any dividend or other distribution of its assets or rights to acquire its assets to holders of shares of any class of its equity securities, by way of return of capital or otherwise including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction;

     (g) Enter into any transaction with any of its Affiliates, unless such transaction is made on an arm's-length basis and expressly approved by its Board of Directors (which shall include disinterested directors and a majority of whom shall approve the transaction, even if less than a quorum otherwise required for board approval); or

     (h) Enter into any agreement with respect to any of the foregoing.

     10. Default. Each of the following shall constitute an default under this Note (each an "EVENT OF DEFAULT"):

     (a) Any default in the payment of principal amount of or interest on this Note or liquidated damages and other amounts owing to Note Holder on this Note, as and when the same shall become due and payable (whether on a Conversion Date or the Maturity Date or by acceleration or otherwise);

     (b) Any Maker fails to observe or perform any other covenant or agreement contained in this Note (other than a breach by a Maker of its obligations to deliver shares of Common Stock to Note Holder upon conversion, which breach is addressed in Section 10(i) below) which failure is not cured, if possible to cure, within the earlier to occur of (i) seven (7) Trading Days after notice of such failure sent by Note Holder to such Maker; and (ii) seven (7) Trading Days after such Maker has become or should have become aware of such failure;

     (c) A default or event of default (subject to any grace or cure period provided in the applicable agreement, document or instrument) shall occur on the part of any Maker under (i) any of the Loan Documents; or (ii) any other agreement, lease, document or instrument to which a Maker is obligated (and not covered by Section 10(f) below), which default or event of default, in the case of Section 10(c)(ii), could reasonably be expected to result in liabilities to such Maker of $50,000 individually or in the aggregate, adversely impact material intellectual property rights or other rights of such Maker or otherwise have a material adverse effect on such Maker's assets, business, financial condition or results of operations;

     (d) Any representation or warranty made by a Maker in this Note, any other Loan Documents, any written statement pursuant hereto or thereto or any other report, financial statement or certificate made or delivered to Note Holder shall be untrue or incorrect in any material respect as of the date when made or deemed made;

     (e) Any Maker shall be subject to a Bankruptcy Event;

     (f) Any Maker shall default on any of its obligations under any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any Indebtedness for borrowed money or money due under any long term leasing or factoring arrangement that (i) involves an obligation greater than $50,000 individually or in the aggregate, whether such indebtedness now exists or shall hereafter be created; and (ii) results in such Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

     (g) Any Maker shall be a party to any Fundamental Transaction or shall agree to sell or dispose of all or in excess of thirty percent (30%) of its assets in one transaction or a series of related transactions;

     (h) Unified does not meet the current public information requirements under Rule 144 promulgated by the SEC pursuant to the Securities Act (and the same is not cured by the fifth (5th) Trading Day after the occurrence of such event);

     (i) Unified shall fail for any reason to deliver certificates to Note Holder prior to the seventh (7th) Trading Day after a Conversion Date pursuant to Section 5(c), or Unified shall provide at any time notice to Note Holder, including by way of public announcement, of Unified's intention to not honor requests for conversions of this Note in accordance with the terms hereof;

     (j) Any monetary judgment, writ or similar final process shall be entered or filed against a Maker, any subsidiary or any of their respective property or other assets for more than $50,000, and such judgment, writ or similar final process shall remain unvacated, unbonded or unstayed for a period of ninety (90) days thereafter;

     (k) Any dissolution, liquidation or winding up by Unified of a substantial portion of its business or a cessation of operations by Unified;

     (l) An event resulting in the Common Stock no longer being listed or quoted on a trading market, or notification from a trading market or any of such other markets that Unified is not in compliance with the conditions for such continued listing or quotation and such non-compliance continues for twenty (20) days following such notification;

     (m) A SEC or judicial stop trade order or suspension from Unified's principal trading market for five (5) or more Trading Days;

     (n) Any material provision of any Loan Document shall at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against a Maker, or the validity or enforceability thereof shall be contested by a Maker, or a proceeding shall be commenced by a Maker or any governmental authority having jurisdiction over a Maker or Note Holder seeking to establish the invalidity or unenforceability thereof, or a Maker shall deny in writing that it has any liability or obligation purported to be created under any Loan Document;

     (o) The failure by a Maker to maintain any material intellectual property rights, personal, real property, equipment, leases or other assets which are necessary to conduct its business (whether now or in the future); or

     (p) The restatement after the date hereof of any financial statements filed by Unified with the SEC for any date or period from two (2) years prior to the date hereof and until this Note is no longer outstanding, if the result of such restatement would, by comparison to the unrestated financial statements, have constituted a material adverse effect upon the business or operations of Unified. For the avoidance of doubt, any restatement related to new accounting pronouncements shall not constitute a default under this Section 10(p).

     No notice from Note Holder to a Maker of an Event of Default (or of an event which with notice or passage of time or both would become an Event of Default) shall operate to extend any cure period otherwise applicable thereto. Promptly after Makers shall obtain knowledge of the occurrence of any Event of Default or of any event which with the notice or passage of time or both would become an Event of Default, Makers shall deliver to Note Holder a notice specifying that such notice is a "NOTICE OF Default" and describing such event in reasonable detail, and in such Notice of Default or as soon thereafter as practicable, a description of the action Makers have taken or propose to take with respect thereto.

     11. Remedies upon Default. Upon the occurrence of an Event of Default, Note Holder, in its sole discretion, may take any of the following actions: (i) the entire balance outstanding hereunder, and all other obligations and indebtedness of Makers to Note Holder (however acquired or evidenced) shall become immediately due and payable, and any obligation of Note Holder to permit further borrowing by Makers (whether under this Note or otherwise) shall immediately cease and terminate; (ii) to the extent permitted by applicable Law, the rate of interest charged on any amounts owing hereunder or under the other Loan Documents shall be increased to the lesser of (A) eighteen percent (18.0%) per annum, or (B) the maximum rate permitted by applicable Law (the "DEFAULT RATE");
(iii) without demand or notice to Makers, set off and charge against any deposit accounts of Makers or any other Obligor (as well as any money, instruments, securities, documents, chattel paper, credits, claims, demands, income and other property, rights and interests of Makers or any other Obligor), which at any time shall come into the possession, custody or under the control of Note Holder, any and all amounts due hereunder or under the other Loan Documents; and
(iv) any and all rights and remedies available to Note Holder under the other Loan Documents, at law or in equity.

     12. Post-Maturity Rate. The rate of interest charged on any amounts of principal, accrued and unpaid interest or other costs owing hereunder or under the other Loan Documents, whether due as a result of maturity, acceleration of maturity or otherwise, shall automatically be the Default Rate, which shall begin to accrue from the date any such amounts shall have become due until fully discharged.

     13. Expenses. Makers shall pay all of the costs and expenses reasonably incurred by Note Holder in connection with collecting or attempting to collect any sums due under this Note or the other Loan Documents, or enforcing any provision of this Note or any of the other Loan Documents, including, but not limited to, reasonable attorneys' fees and disbursements and applicable statutory costs, whether incurred out of court or in litigation, including pre-trial, appellate and bankruptcy proceedings.

     14. Non-Waiver. The failure at any time by Note Holder to exercise any of its options or any other rights hereunder or under the other Loan Documents shall not constitute a waiver thereof, nor shall it be a bar to the exercise of any of Note Holder's options or rights at a later date. The acceptance by Note Holder of any partial payment shall not constitute a waiver of any default or of any of Note Holder's rights under this Note or under the other Loan Documents. No waiver of any of its rights hereunder or under the other Loan Documents, and no modification or amendment to this Note, shall be deemed to have occurred unless the same shall be in writing, duly signed on behalf of Note Holder. Any waiver by Note Holder of any of its rights hereunder or under the other Loan Documents shall apply only with respect to the specific instance involved, and in shall in no way impair the rights of Note Holder or obligations of Makers or any other Obligor to Note Holder in any other respect at any other time.

     15. Obligations Joint and Several; Remedies Cumulative. This Note shall be the joint and several obligations of Makers and all other Obligors, and shall be binding upon each of them and their successors, beneficiaries, heirs and permitted assigns. All rights and remedies of Note Holder shall be cumulative and concurrent, and shall be in addition to every other right or remedy now or available to Note Holder hereunder, under any other Loan Document, at law or in equity. Such remedies may be pursued singly, successively or together against Makers or any Obligor or other security at the option of Lender.

     16. Waiver; No Release. Presentment, demand, notice of dishonor, notice of protest and protest are hereby waived by Makers and all other Obligors. No release of any Obligor liable for the indebtedness evidenced hereby, and no release of any security for the indebtedness evidenced by this Note, or any portion thereof, and no extension, alteration, amendment, subordination or waiver of any provision of this Note or of any other of the Loan Documents made by agreement between Note Holder and any Obligor shall release, discharge, modify, change or affect the liability of Makers or any other Obligor now or hereafter liable under this Note or under the other Loan Documents. Makers hereby expressly waive any right to make a claim for or relating to the marshaling of assets.

     17. Governing Law; Venue. To the extent not preempted by federal Law, the provisions of this Note shall be governed by and construed in accordance with the Laws of the State of Texas, without regard principles of conflicts of laws. All claims, counterclaims, appeals or other litigation arising out of this Note or the indebtedness evidenced hereby shall be brought in the state or federal courts located in Bexar County, Texas and having subject matter jurisdiction over the matter in controversy, and Makers hereby agree to such jurisdiction and waive any defense of inconvenient forum. Makers further agree that process may be served upon them by certified or registered mail, postage prepaid, return receipt requested, directed to Makers at their address set forth herein, and Makers hereby waive any defense of insufficiency of service with respect to process so served.

     18. Waiver of Jury Trial. MAKERS COVENANT AND AGREE THAT, BECAUSE OF THE COMPLEXITIES OF COMMERCIAL TRANSACTIONS AND THE NEED FOR EXPEDITIOUS RESOLUTION OF DISPUTES, ALL CLAIMS, COUNTERCLAIMS, APPEALS OR OTHER LITIGATION ARISING OUT OF THIS NOTE OR ANY OF THE OTHER LOAN DOCUMENTS, OR THE SUBJECT MATTER HEREOF OR THEREOF, SHALL BE BEFORE A COURT SITTING WITHOUT A JURY, AND MAKERS HEREBY WAIVE TRIAL BY JURY IN ALL SUCH INSTANCES.

     19. Balloon Payment. This Loan is payable in full on the Maturity Date. At maturity, Makers must repay the entire outstanding principal balance of the Loan and any unpaid interest thereon and other amounts owing in connection therewith. Note Holder is under no obligation to refinance the Loan or convert the Loan into Common Stock. Makers may, therefore, be required to make payment out of other assets, or Makers will have to obtain financing from another source.

     20. Assignment and Participation. Makers hereby acknowledge and agree that Note Holder may, at any time and from time to time, in Note Holder's sole discretion and without notice to or consent by Makers, sell, assign or participate interests in the Loan or credit facility evidenced by this Note or other Loan Documents, and in connection therewith may disclose to any prospective purchaser, assignee or participant any and all financial and other information about Makers, any other Obligor or any property securing this Note, in the possession of Note Holder.

     21. Entire Agreement; Assignment. This Note, together with the other Loan Documents, represents the entire agreement and understanding between Makers and Note Holder, and supersedes and replaces any and all prior agreements or other understandings of Makers and Note Holder, whether written or oral, with respect to the subject matter hereof. None of the rights or obligations of Makers hereunder may be assigned, except with the prior written consent of Note Holder, which consent may be given or withheld in Note Holder's sole discretion.

     22. Invalidity. In the event any one or more of the provisions contained in this Note or any of the other Loan Documents shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Note or such other Loan Documents, but this Note and the other Loan Documents shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein or therein.

     23. Relationship of Parties. Note Holder shall in no event be construed for any purpose to be a partner, joint venturer or associate of Makers, or of any lessee, operator, concessionaire or licensee of Makers, in the conduct of Makers' business.

     24. Purpose of Loan. Makers hereby certify that the Loan is being obtained for business or commercial purposes, and that the proceeds thereof will not be used primarily for personal, family, household or agricultural purposes.

     25. Notices. Any notice, demand, request or other communication that Makers or Lender may desire or may be required to give to the other party under this Note or the Loan Documents shall be given in writing, at the addresses set forth below, by any of the following means: (i) personal service; (ii) overnight courier; or (iii) registered or certified United States mail, postage prepaid, return receipt requested.

     If to Lender:     Gettysburg Holdings, LLC
                       8522 Broadway Street, Suite 209
                       San Antonio, Texas 78217
                       Attn: Paul Posner

     If to Makers:     Unified Signal, Inc.
                       5400 Carillon Point
                       Building 5000
                       4th Floor
                       Kirkland, Washington 98033
                       Attn: Paris Holt

                       Telbill Holdings, LLC
                       5400 Carillon Point
                       Building 5000
                       4th Floor
                       Kirkland, Washington 98033
                       Attn: Paris Holt

                            NOTICE OF FINAL AGREEMENT

THIS WRITTEN PROMISSORY NOTE REPRESENTS THE FINAL AGREEMENT AMONG MAKERS AND NOTE HOLDER, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN MAKERS AND NOTE HOLDER.



                            [SIGNATURE PAGE FOLLOWS.]

MAKERS:

UNIFIED SIGNAL, INC., a Nevada corporation

By:
   -------------------------------------------------

Name:
     -----------------------------------------------

Title:
      ----------------------------------------------

TELBILL HOLDINGS, LLC, a Washington limited liability company

By:
   -------------------------------------------------

Name:
     -----------------------------------------------

Title:
      ----------------------------------------------

                                     ANNEX A

                              NOTICE OF CONVERSION

     The undersigned hereby elects to convert principal and/or other amounts under that certain Convertible Promissory Note (the "NOTE") due July 8, 2016 by UNIFIED SIGNAL, INC., a Nevada corporation ("UNIFIED"), and TELBILL HOLDINGS, LLC, a Washington limited liability company ("TELBILL," and together with Unified, "MAKERS"), and payable to the order of GETTYSBURG HOLDINGS, LLC, a Delaware limited liability company (together with its successors and assigns, "NOTE HOLDER"), into shares of common stock, par value $0.001, of Unified (the "COMMON STOCK") according to the conditions hereof, as of the date written below. If shares of Common Stock are to be issued in the name of a person or entity other than Note Holder, Note Holder will pay all transfer Taxes payable with respect thereto and is delivering herewith such certificates and opinions, if any, required by the Note and related loan documents. No fee will be charged to Note Holder for any conversion, except for such transfer Taxes, if any.

     By the delivery of this Notice of Conversion Note Holder represents and warrants to Unified that its ownership of the Common Stock does not give rise to the reporting requirements under Section 13(d) of the Securities Exchange Act of 1934, as amended.

     Note Holder agrees to comply with the prospectus delivery requirements under the applicable securities Laws in connection with any transfer of the aforesaid shares of Common Stock.

Conversion Calculations:

     Date to Effect Conversion:
                                                 -------------------------------
     Principal Amount of Note to be Converted:   $
                                                 -------------------------------
     Accrued Interest to be Converted:           $
                                                 -------------------------------
     Other Amounts to be Converted:              $
                                                 -------------------------------
     TOTAL AMOUNT TO BE CONVERTED:               $
                                                 -------------------------------
     Number of Shares of Common Stock to be Issued:
                                                   -----------------------------

Note Holder Signature:

     By:
        ------------------------------------------------
     Name:
          ----------------------------------------------
     Title:
           ---------------------------------------------

Address for Delivery of Certificates:

           ---------------------------------------------

           ---------------------------------------------

           ---------------------------------------------

Or:
     DWAC Instructions:
                       ---------------------------------
     Broker No.:
                       ---------------------------------
     Account No.:
                       ---------------------------------